                                                                   EXHIBIT 10.17


                                 LEASE AGREEMENT


         1. Parties. This Lease, dated for reference purposes only as July 1, 1996, is made by and between LOGUE INVESTMENTS, L.P., a California limited partnership ("Landlord"), and MICROCIDE PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

         2. Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") situated in Mountain View, County of Santa Clara, State of California, described as follows:

                  A. That Parcel of real property more particularly described in EXHIBIT "A" attached hereto (the "Parcel");

                  B. That certain building located at 320 Logue Ave., Mountain View, California 94043 on the Parcel as shown on the site plan attached hereto as EXHIBIT "B" containing approximately 31, 000 square feet (the "Building").

                  C. The improvements (the "Tenant Improvements") to be constructed in and about the Building in accordance with the provisions of the Improvement Agreement attached hereto as EXHIBIT "C" (the "Improvement Agreement").

         The Building and the Tenant Improvements are collectively referred to in this Lease as the "Improvements".


         3. Lease Term.

                  A. Lease Term. The term of this Lease ("Lease Term") shall be for eight (8) years eleven (11) months, commencing on November 1, 1996 (the "Commencement Date") and ending on September 30, 2005 unless sooner terminated pursuant to any provision hereof.

                  B. Early Entry. Upon mutual execution and delivery of this Lease, Tenant may enter the Premises to install Tenant Improvements and fixtures and equipment therein. Such entry shall be subject to all of the terms and conditions of this Lease (including, without limitation, the obligations to maintain insurance and pay for utilities), excepting only the obligation to pay the Monthly Installment of rent and Additional Rent. Tenant shall coordinate its entry onto the Premises with Landlord and the contractors and other personnel employed by Landlord. Tenant shall at all times while exercising its right of entry, refrain from interfering with the construction activities of Landlord's personnel. In any case, Tenant shall repair any damage to the Improvements constructed by Landlord resulting from the entry upon the Premises by Tenant or Tenant's Agents prior to the Commencement

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
Date or caused by the installation of fixtures and equipment by Tenant or Tenant's Agents. If the entry by Tenant or Tenant's Agents upon the Premises prior to the Commencement Date interferes with Landlord's construction activities, then Landlord shall give Tenant written notice requesting that Tenant cease such interference.


         4. Rent.

                  A. Time of Payment. Tenant shall pay to Landlord as rent for the Premises the respective sums specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the Lease Term, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

                  B. Monthly Installment. The Monthly Installment of rent shall be the following respective amounts during the following respective time periods:


                  LEASE YEAR             MONTHLY INSTALLMENT
                  ----------             -------------------
              11/01/96-10/31/97        $ 32,550.00    month NNN
              11/01/97-10/31/98        $ 34,100.00    month NNN
              11/01/98-10/31/99        $ 35,650.00    month NNN
              11/01/99-10/31/00        $ 37,200.00    month NNN
              11/01/00-10/31/01        $ 38,750.00    month NNN
              11/01/01-10/31/02        $ 40,300.00    month NNN
              11/01/02-10/31/03        $ 41,850.00    month NNN
              11/01/03-10/31/04        $ 43,400.00    month NNN
              11/01/04-09/30/05        $ 44,950.00    month NNN

                  C. Tenant Improvement Allowance. Landlord shall make available for the payment of a portion of the costs of the Improvements (the "TI Costs") an amount equal to three hundred eighty seven thousand five hundred dollars ($387,500.00) (the "TI Allowance") . Landlord shall disburse the TI Allowance to Tenant in monthly progress payments based upon percentage of completion of

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the Tenant Improvements. Each monthly progress payment shall be disbursed within ten (10) days after Landlord's receipt of (i) written invoice from Tenant showing amounts incurred by Tenant for TI Costs during the preceding month and the percentage of completion of the Tenant Improvements to date together with supporting invoices from Tenant's contractor; and (ii) lien releases from Tenant's contractors and subcontractors with respect to work covered by the previous disbursements. In no event shall the aggregate amount to be paid by Landlord for TI Costs exceed the TI Allowance. Tenant shall be responsible for completing and paying in cash for all the Improvements except for those specified in the Improvement Agreement (as described in Exhibit "C") as being the responsibility of Landlord.

                  D. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within five (5) days after such amount has not been paid when due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

                  E. Additional Rent. All taxes, insurance premiums, late charges, costs, expenses and other sums which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys, fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with rent. All items of Additional Rent which are to be paid directly by Tenant to respect thereto as Landlord has for the nonpayment of the Monthly Installment of Landlord shall include an additional five percent (5%) of such items of Additional Rent in order to compensate Landlord for accounting, management and processing services.


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                  F. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 2680 North First Street, Suite 280, San Jose, California 95134 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

                  G. Advance Payment - Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Thirty Two Thousand Five Hundred Fifty Dollars ($32,550.00) to be applied to the Monthly Installment of rent first accruing under this Lease.

         5. Security Deposit. Tenant shall deposit the sum of Thirty Two Thousand Five Hundred Fifty Dollars ($32,550.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. The Security Deposit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

         6. Use of Premises.

                  A. Restrictions on Use. Tenant shall use the Premises only in conformance with the CC&R's (as defined below) and applicable governmental laws, regulations, rules and ordinances for the purpose of biotech research and development, manufacturing, laboratory use and for no other purpose without the consent of Landlord. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liabilities arising out of the failure of Tenant to comply with the CC&R's and/or any Law regulating Tenant's use of the Premises. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which

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would endanger the structure, or place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part or the Premises outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, finished products or semifinished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Parcel outside of the Building. Tenant may be permitted to have equipment stored with permission from owner whose permission will not be unreasonably withheld. Tenant shall strictly comply with the provisions of Paragraph 37 below.

                  B. Initial Occupancy. Tenant shall be obligated to take possession and enter into occupancy of the Premises within thirty (30) days following the Commencement Date.

         7. Taxes and Assessments.

                  A. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant Is fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall use its best efforts to cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

                  B. Property Taxes. Tenant shall pay, as Additional Rent, one hundred percent (100%) of all Property Taxes levied or assessed with respect to the Premises which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord not later than (i) ten (10) days prior to the delinquency date of such Property Taxes, or (ii) twenty (20) days after receipt of billing, whichever is later. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's Lender holding a first priority lien requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of the annual Property Taxes. Tenant's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

                  C. Property Taxes Defined. For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas,


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taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Building and/or the Parcel, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Building and/or the Parcel or assessed, levied or imposed upon the Premises the Building and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Building and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Property Taxes" shall not include any federal, state or local net income, estate, gift, transfer or inheritance tax imposed on Landlord.

                  D. Other Taxes. Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Building or the Parcel; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. This Paragraph 7.D shall not obligate Tenant to pay any federal, state or local net income tax, estate, transfer or inheritance tax imposed on Landlord.

         8. Insurance.

                  A. Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys, fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premise by Tenant and/or its Agents (except for the active negligence or willful misconduct of Landlord or its Agents). This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except for the active negligence or willful misconduct of Landlord or its Agents and any default by Landlord of its obligations under this Lease), which in any way may be connected with the operation, maintenance, use or occupancy of the Premises by Tenant and/or its Agents specifically including,


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without limitation, any liability for injury to the person or property of Tenant or its Agents.

                  B. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, maintenance, use, or occupancy of the Premises. Such insurance shall provide combined single limit coverage of not less than Five Million Dollars ($5,000,000.00) per occurrence. Landlord shall have the right to require Tenant to increase the amount of coverage of such public liability insurance to the extent reasonably necessary to bring such insurance coverage into conformity with the level of coverage commonly carried by similar businesses in California, which right Landlord may exercise no more frequently than once every two (2) years during the lease term. The insurance shall be provided by companies with an A.M. Best rating of A+, XII or better. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Landlord,
(3) insures performance of the indemnity set forth in Subparagraph 8.A above,
(4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

         Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) , against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. Tenant shall, as Additional Rent, reimburse Landlord for the cost of any such insurance policy within ten (10) days after receipt of billing.

                  C. Property Insurance. Landlord shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of insurance covering loss or damage to the Building and Tenant Improvements, in the amount of the full replacement value thereof with Agreed Amount Endorsement, providing protection against those perils included within the classification of "all risk" and/or special form" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent (including, without limitation, sums payable as Additional Rent), together with such additional coverages (such as earthquake and/or flood insurance) which Landlord may elect to maintain from time to time or which may be required from time to time by Landlord's Lender. Tenant shall have no interest in nor any right

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to the proceeds of any insurance procured by Landlord on the Building and Tenant
Improvements. Tenant shall pay to Landlord, as Additional Rent, the cost of such insurance procured and maintained by Landlord on an annual basis within ten (10) days after receipt of demand therefore from Landlord. Tenant's liability for the cost of such insurance shall be pro rated as of the commencement and termination of the Lease Term. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible. If acceptable to Landlord's insurance carrier, Tenant shall maintain the casualty insurance on Tenant's Property (as defined in Paragraph 32 below).

                  D. Tenant's Personal Property Insurance. Tenant acknowledges that the insurance to be maintained Landlord on the Premises pursuant to Paragraph 8.C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

                  E. Mutual Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease (or would be insured if such insurance policy was actually maintained) or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 8.E shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectable.

         9. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon.

         10. Repairs and Maintenance.

                  A. Landlord's Repairs. Subject to the provisions of Paragraph 14, Landlord, at its expense, shall keep and maintain the structural elements and exterior walls of the Building in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no

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obligation to make repairs under this Subparagraph 10.A until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Notwithstanding the foregoing, Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of maintenance and repairs of the exterior walls and structural elements of the Building to the extent such maintenance or repair is required because of the negligence or willful misconduct of Tenant or Agents. As used herein, the term "structural elements of the Building" shall mean and be limited to the structural walls, foundations, footings, floor slab (but not flooring), and roof structure (but not roofing or roof membrane).

                  B. Tenant's Repairs. Except as expressly provided in Subparagraph 10.A above and Paragraphs 14 and 15 below, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the interior walls and partitions, interior surfaces of exterior walls, carpets, flooring, roofing, roof membrane, gutters, down spouts, the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment, and all areas outside the Building (including all landscaping, irrigation systems, paving, driveways, parking areas, sidewalks, fences, signs and exterior lighting) in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor reasonably approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports. Landlord shall assign to Tenant for the term of this Lease the benefit of all warranties available to Landlord which would reduce the cost of performing the obligations of Tenant to make repairs under this Subparagraph 1O.B. Landlord shall cooperate with Tenant in the enforcement of such warranties.

         Should Tenant fail to commence to make repairs required of Tenant hereunder within ten (10) days after notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within ten (10) days of written demand by Landlord.

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                  C. Replacement of Roof Membrane and/or HVAC Compressor.
Notwithstanding anything in Subparagraphs 10.A or 10.B above to the contrary, if the roof membrane of the Building requires replacement during the Lease Term, then Landlord shall perform such replacement and Tenant shall pay to Landlord, within fifteen (15) days after receipt of billing, as Additional Rent, a fraction of the cost of such replacement, which fraction shall have as its numerator the number of calendar months then remaining in the Lease Term at the time of such replacement and shall have as its denominator one hundred eighty
(180) months. Notwithstanding anything in Subparagraphs 10.A or 10.B to the contrary, if an HVAC compressor requires replacement during the Lease Term, then Landlord shall perform such replacement and Tenant shall pay to Landlord, within fifteen (15) days after receipt of billing, as Additional Rent, a fraction of the cost of such replacement, which fraction shall have as its numerator the number of calendar months then remaining in the Lease Term at the time of such replacement and shall have as its denominator one hundred twenty (120) months.

                  D. Waiver. Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraph 14. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code.

         11. Alterations.

                  A. Limitations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) and without a valid building permit issued by the appropriate governmental authority; provided, however Landlord's consent shall not be required for interior nonstructural alterations which cost less than Ten Thousand Dollars ($10,000.00) per work of improvement so long as Tenant provides Landlord with copies of plans and applicable permits prior to commencing construction of such alterations. As a condition to, and concurrently with, the giving of such consent Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alteration, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets,

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drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

                  B. Alterations Required by Law. if, during the term hereof, any alteration, addition or change of any sort to all or any portion of the Premises is required by Law, Tenant shall promptly make the same at its sole cost and expense.

         12. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry and Tenant further accepts the Tenant Improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such Tenant Improvements, except for punch list items. Tenant acknowledges that neither the Landlord nor Landlord, s agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

         13. Default.

                  A. Events of Default. A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                            (1) Default in the payment when due of any
installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant;

                            (2) Tenant's failure to perform any other term,
covenant or condition contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant; provided, however, Tenant shall not be deemed in default if Tenant commences to cure such failure

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within said twenty (20) day period and thereafter diligently prosecutes such cure to completion;

                            (3) Tenant's abandonment of the Premises;

                            (4) Tenant's assignment of its assets for the
benefit of its creditors;

                            (5) The sequestration of, attachment of, or
execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty
(60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                            (6) Tenant or any guarantor of Tenant Is obligations
hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

                            (7) Tenant or any such guarantor shall take any
corporate action to authorize any of the actions set forth in Clause 6 above; or

                            (8) Any case, proceeding or other action against
Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within thirty (30) days after the entry thereof or (ii) remains undismissed for a period of ninety (90) days.

         B. Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                            (1) Recovery of Rent. Landlord shall be entitled to
keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 31 below) from the due date of each installment of rent or other sum until paid.

                            (2) Termination. Landlord may terminate this Lease
by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 32, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this
Lease:

                                    (a) maintenance and preservation of the
Premises;

                                    (b) efforts to relet the Premises;

                                    (c) appointment of a receiver in order to
protect Landlord's interest hereunder;

                                    (d) consent to any subletting of the
Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                                    (e) any other action by Landlord or
Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                            (3) Damages. In the event this Lease is terminated
pursuant to Subparagraph 13.B(2) above, or otherwise, Landlord shall be entitled to damages in the following sums:

                                    (a) the worth at the time of award of the
unpaid rent which has been earned at the time of termination; plus

                                    (b) the worth at the time of award of the
amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                    (c) the worth at the time of award of the
amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                    (d) any other amount necessary to compensate
Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises;
(ii) real estate broker's fees, advertising costs and other expenses of re-leasing the Premises which are fairly allocable to the remainder of the Lease Term; (iii) expenses in retaking possession of the Premises; and (iv) attorneys' fees and court costs.

                                    (e) The "worth at the time of award" of the
amounts referred to in Subparagraphs (a) and (b) of this Paragraph 13.B(3), is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph 13.B(3) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 13 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

         14. Destruction.

                  A. Landlord's Duty to Restore. If the Improvements are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 14.B or by Tenant pursuant to Paragraph 14.C. All insurance proceeds available from the property damage insurance carried by Landlord pursuant to Paragraph 8.C shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraphs 14.B or 14.C, then all insurance proceeds available from the insurance required to be carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Building and Tenant Improvements constructed by Landlord as they existed as of the Commencement Date and any Tenant Improvements constructed by Tenant for which Landlord receives insurance proceeds, excluding any trade fixtures and/or personal property constructed or installed by Tenant in the Premises and excluding any alterations constructed or installed by Tenant for which Landlord receives no insurance proceeds. Unless this Lease is terminated, Tenant shall forthwith replace or fully repair all trade fixtures installed by Tenant and existing at the time of such damage or destruction.

                  B. Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                            (1) The Improvements are damaged by any peril both
(i) not covered by the type of insurance Landlord is required to carry pursuant to Paragraph 8.C, and (ii) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction.

                            (2) The Improvements are damaged by any peril during
the last twelve (12) months of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Monthly Installment of rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within fifteen (15) days following the date of such damage.

                            (3) The Improvements are damaged by any peril and,
because of the Laws then in force, (i) may not be restored at reasonable costs to substantially the same condition in which it was prior to such damage, or
(ii) if restored, may not be used for the same use being made thereof before such damage.

                  C. Tenant's Right to Terminate. If the Improvements are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 14.B, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Tenant may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

                            (1) The Improvements are damaged by any peril and,
in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within two hundred seventy (270) days after the issuance of necessary building permits for such restoration.

                            (2) The Improvements are damaged by any peril within
twelve (12) months of the last day of the Lease Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage.

                  D. Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Monthly Installment of rent and Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section
1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

         15. Condemnation.

                  A. Definition of Terms. For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (3) "Partial Taking" means a Taking which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

                  B. Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

                  C. Total Taking. In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent and any unapplied security deposit; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant (including Tenant's Property as defined in Paragraph 32), moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

                  D. Partial Taking. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be reduced to an amount that bears the same relationship to such Monthly Installment of rent before such reduction as the fair market rental value of the Premises which remains after the Taking bears to the fair market rental value of the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant (including Tenant's Property); and (4) the remainder of the Award shall be paid to and be the property of Landlord.

         16. Mechanics' Lien. Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

         17. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities (upon 24 hour prior notice except in an emergency) posting a notice of non-responsibility for alterations, additions or repairs and at any time within three hundred sixty-five (365) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs; provided, however, (i) Landlord shall provide Tenant with prior notice of such entry, (ii) Landlord may only enter the Premises in the company of an escort provided by Tenant if Tenant provides such escort on a reasonable basis; (iii) Landlord shall use reasonable efforts to minimize any interference with Tenant's business operations; and (iv) unless Tenant is in default, Landlord may not place "For Lease" signs or show the Premises for lease until the last one hundred eighty (180) days of the Lease Term.

         18. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force pertaining to the use and occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law.

         19. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

                  A. Priority. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                  B. Subsequent Security Instruments. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date provided that the Lender holding such Security Agreement agrees that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                  C. Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (1) the return of the Security Deposit unless the Lender receives it from Landlord, and
(2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the mortgage or termination of the ground lease in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease.

                  D. Tenant's Attornment. Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the Landlord under any underlying ground lease should such ground lease be terminated.

         20. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration without the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

         21. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the address of Landlord is:

                            2680 N. First Street, #280
                            San Jose, CA 95134
         the address of Tenant is:

                            850 Maude Avenue
                            Mountain View, CA 94043

         22. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys, fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

         23. Subleasing and Assignment.

                  A. Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph 23.C below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

         Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

                  B. Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least fifteen (15) business days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

                  C. Landlord's Rights. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as provided in Paragraph 23.C(2) below. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed
Transfer:

                            (1) In the event of a Transfer constituting either
an assignment of the entire Lease or a sublease of substantially all of the Premises for the balance of the Lease Term, Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder accruing after such termination date by giving Tenant written notice of such termination within fifteen (15) business days after receipt by Landlord of Tenant's notice of intent to Transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 32, on or before the effective termination date; or

                            (2) Landlord may consent to the proposed Transfer on
the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions, attorneys' fees and advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

                            (3) Landlord may reasonably withhold its consent to
the proposed Transfer.

                  D. Permitted Transfers. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, assign its interest in the Lease or sublet the Premises or a portion thereof to (i) a subsidiary, affiliate, division or corporation which controls or is controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above, (a) the transferee (other than in the case of a sublease) assumes the obligations of the Tenant under this Lease in a written instrument delivered to Landlord; (b) the transferor tenant remains liable as a primary obligor for the obligations of Tenant under this Lease; and (c) the tangible net worth (determined in accordance with generally accepted accounting principles) of the transferee tenant is no less than Tenant's tangible net worth immediately prior to the date of such Transfer.

         24. Successors. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

         25. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been previously furnished to Tenant. So long as such beneficiary or mortgagee is making reasonable efforts to cure the default, including, but not limited to, obtaining possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure, Tenant shall not have the right to terminate this Lease.

         26. Estoppel Certificate. Tenant agrees within ten (10) days following request by Landlord to (A) execute and deliver to Landlord any estoppel certificates presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying the defaults, if any, and (3) evidencing the status of the Lease as may be required either by a Lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied; provided, however, if Tenant is a public company, Tenant shall only be obligated to provide Landlord with the most recently issued financial statements filed with the SEC as part of a 10-Q or 10-K.

Tenant's failure to deliver an estoppel certificate within ten (10) days following such request shall be an Event of Default under this Lease.

         27. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

         28. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver shall be in writing and signed by both Landlord and Tenant.

         29. General.

                  A. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

                  B. Definition of Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer or conveyance; provided that (i) any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and (ii) the grantee assumes the obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer or conveyance.
It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

                  C. Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

                  D. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                  E. Quiet Enjoyment. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

                  F. Law. As used in this Lease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

                  G. Agent . As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

                  H. Lender. As used in this Lease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

         30. Sign. Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord and the city of Mountain View. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

         31. Interest on Past Due Obligations. Any Monthly Installment of rent due from Tenant, or any other sum due under this Lease from Tenant, which is received by Landlord after the date ten (10) days following the date written notice is given by Landlord to Tenant that such sum has not been paid when due, shall bear interest from said due date until paid, at an annual rate equal to the lower of (the "Permitted Rate"): (1) twelve percent (12%) ; or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

         32. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear excepted, with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. All improvements made by Tenant to the Premises, other than fume hoods, benches, shelving, environmental rooms and equipment (the "Tenant's Property"), shall be the property of Landlord and shall remain on the Premises at termination of the Lease. Tenant shall remove all of Tenant's personal property and trade fixtures (including fume hoods, benches, shelving, environmental rooms and equipment) from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

         33. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

         34. C. C. &: R.'s. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises and any amendment thereof (the "CC&R's).

        All assessments and charges which are imposed, levied or assessed against the Premises pursuant to the above-described covenants, conditions and restrictions shall be paid by Tenant as Additional Rent.

         35. Brokers. The brokers involved in this transaction are KG Real Estate, Inc. as "listing broker" and Cornish and Carey Commercial as "cooperating broker". A "cooperating broker" is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties, Landlord shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Landlord and listing broker.

         36. Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable) , hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

                  A. Tenant's sole and exclusive remedy and recourse against Landlord shall be as against Landlord's interest in the Premises;

                  B. No partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

                  C. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

                  D. No partner of Landlord shall be required to answer or otherwise plead to any service of process;

                  E. No judgment will be taken against any partner of Landlord;

                  F. Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

                  G. No writ of execution will ever be levied against the assets of any partner of Landlord; and

                  H. The covenants and agreements of Tenant set forth in this Paragraph 36 shall be enforceable by Landlord and any partner of Landlord.

         37. Hazardous Material.

                  A. Definitions. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

                  B. Permitted Use. Subject to the compliance by Tenant with the provisions of Subparagraphs C, D, E, F, G, I, and J below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in EXHIBIT "D" attached hereto, in the quantities set forth in EXHIBIT "D" and any other Hazardous Materials reasonably required for Tenant's business provided that Tenant provides Landlord with quarterly reports of the use and storage of such Hazardous Materials and such use and storage are approved by Landlord.

                  C. Hazardous Materials Management Plan. (i) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in EXHIBIT "D" ), Tenant shall submit to Landlord a Hazardous Materials Management

Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used,
(cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not materially change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

                            (ii) Tenant shall pay to Landlord when Tenant
submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord, s review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord, and Tenant shall pay all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

                  D. Use Restriction. Except as specifically allowed in Subparagraph C above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents.

                  E. Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys, and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by
(i) any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property or (ii) any disposal or release of any Hazardous Material on the surface of the Premises occurring after the Commencement Date and prior to the termination of this Lease that is not the result of the negligent acts or willful misconduct of Landlord or its Agents. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises.

                  F. Compliance. Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises of which Tenant has knowledge concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

                  G. Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if
(i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material not approved by Landlord; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material; provided that (ii) and (iii) shall not apply in the Lease of a Fortune 500 Company.

                  H. Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

                  I. Right to Appoint Consultant. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such consultant and investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

                  J. Holding Over. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

                  K. Existing Environmental Reports. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in EXHIBIT "E" attached hereto and made a part hereof (the "Existing Environmental Reports"). The Hazardous Materials currently present in, on or under the Premises as described in the Existing Environmental Reports are referred to herein as the "Existing Environmental Condition"). Except as disclosed in the Existing Environmental Reports, Landlord represents that it has no knowledge of (i) the presence of any Hazardous Materials on the Premises or the soil surface, water or groundwater thereof, (ii) the presence of any underground storage tanks on the Premises, or (iii) any action, proceeding or claim pending or threatened with respect to any Hazardous Materials on or about the Premises. Landlord has in its possession no environmental report relating to the Premises other than the Existing Environmental Report.

                  L. Provisions Survive Termination. The provisions of this Paragraph 37 shall survive the expiration or termination of this Lease.

                  M. Controlling Provisions. The provisions of this Paragraph 37 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 37 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 37.

         38. Option to Extend.

                  A. Provided that Tenant is not in material default under this Lease at the time of exercise of the hereinafter described option or at the time of termination of then existing term of this Lease, as the case may be, Tenant shall have one (1) option to extend the term of this Lease for a period of five
(5) years (the "Extended Term"). Tenant may exercise said option only by giving Landlord written notice of its exercise of said option no later than one hundred eighty (180) days prior to the expiration date of this Lease. If Tenant does not notify Landlord in writing prior to the time frame as stipulated above, this Option to Renew shall be null and void. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during the Extended Term, except that the Monthly Installment of rent payable during the Extended Term shall be increased in accordance with subparagraph B. below, and except that there shall be no further Option to Extend the term of this Lease at the end of the Extended Term.

                  B. Promptly following the exercise of each option to extend, the parties shall meet and endeavor to agree upon the Fair Market Rental (including initial rental rate of the Extended Term and amount and timing of increases during the Extended Term) of the Premises as of the first day of the Extended Term. In determining the Fair Market Rental for the Premises, the Premises shall be compared only to research and development buildings of a similar quality and size and with similar improvements and amenities in Santa Clara County and all legal uses of the Premises shall be considered. If within thirty (30) days after the exercise of the option, the parties cannot agree upon the Fair Market Rental for the Premises as of the first day of the Extended Term, either party may terminate this Option by giving written notice to the other party prior to the expiration of the thirty (30) day period. If neither party elects to terminate the Option then both parties shall submit the matter to binding appraisal in accordance with the following procedure: Within thirty
(30) days after the exercise of the Option, the parties shall either (a) jointly appoint an appraiser for this purpose or (b) failing this joint action separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If, within thirty five (35) days after the appointment, the two appraisers reach agreement on the Fair Market Rental for the Premises as of the first day of the Extended Term, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications. If within thirty (30) days after the appointment of the third appraiser, a majority of appraisers agree on the Fair Market Rental of the Premises as of the first day of the Extended Term, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers cannot reach agreement on the question presented, then the three appraisers shall each submit their independent appraisal to the parties and the appraisal farthest from the median of the three appraisals shall be disregarded and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental of the Premises as of the first day of the Extended Term and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointment by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara County, California.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LOGUE INVESTMENTS, L.P.,             MICROCIDE PHARMACEUTICALS, INC.,
a California limited partnership     a Delaware corporation


By: /s/  NAHUM GUZIK                 By: /s/  DR. KEITH BOSTIAN
    ----------------------------         ---------------------------
    NAHUM GUZIK,                         DR. KEITH BOSTIAN, COO
   Managing Partner



DATED:         8/13/96               DATED:        8/1/96
       -------------------------            ------------------------

                                  EXHIBIT "A"

                           Legal Description of Parcel

                                  [SITE PLAN]

                                   EXHIBIT "B"

                                    Site Plan

                                  [SITE PLAN]

                                  EXHIBIT "C"

                              IMPROVEMENT AGREEMENT

         1. Landlord Responsibilities. As soon as practicable after execution of this Lease, Landlord shall construct the following certain interior improvements in the Premises as shown in Exhibit "1":

                  (a) bring exterior of the building current with all building codes only as required by the city.

                  (b) bring all HVAC, plumbing, electrical, and roof to good operating condition upon commencement of Lease.

         Landlord is currently renovating the exterior of the Premises and will be responsible to complete, per its plans, exterior landscaping around property, install windows around Building, repaint exterior walls and slurry seal parking lot including striping of parking spaces. If possible, Landlord will install a fence on the adjacent parking lot along Logue Avenue which will block the view of the parking lot of the building next door.

         No additional improvements to the Premises will be made by Landlord.

         2. Tenant Responsibilities. Tenant shall be responsible for all other improvements, including ADA compliance, to the interior of the Premises. Any improvements made shall be at Tenant's sole cost and expense, subject to approval of Landlord per terms of Lease and Landlord shall have no responsibility therefor.

         Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) and without a valid building permit issued by the appropriate governmental authority.

                                   EXHIBIT "D"

                           LIST OF HAZARDOUS MATERIALS
                         TENANT WILL USE ON THE PREMISES

                                   EXHIBIT "E"

                  DESCRIPTION OF EXISTING ENVIRONMENTAL REPORTS


         1. Level 1 Environmental Site Assessment For The Property Located at 320 Logue Avenue, Mountain View, California, June 23, 1993. Prepared by: Soil Tech Engineering, Inc., 298 Brokaw Road, Santa Clara, California 95050.

Business Name:      Microcide Pharmaceuticals                      Date: 8/5/96
Facility Address:   85O Maude Avenue

                     ALPHABETICAL LIST OF CHEMICAL INVENTORY

2-Propanol
Acetic acid
Acetone
Acetone-Mol Div
Acetonitrile
Acrylamide
Agar/Media prep materials
Aluminum Oxide
Ammonium Acetate
Ammonium Chloride
Ammonium Hydroxide
Argon
Argon-zero grade
Associated Irritant Solids
Assorted Combustible Liquids
Assorted Corrosive Liquids
Assorted Corrosive Solids
Assorted Flammable Liquids
Assorted Flammable Solids
Assorted Irritant Liquids
Assorted Irritant Solids
Assorted Other Regulated Material Liquids
Assorted Other Regulated Material Solids
Assorted Other Regulated Materials
Assorted Other Regulated Materials Liquids
Assorted Other Regulated Materials Solids
Assorted Other Regulated Materials- Liquids
Assorted Other Regulated Materials- Solids
Assorted Other Regulated Materials-Solids
Assorted Oxidizer Liquids
Assorted Oxidizer Solids
Assorted Poison Liquids
Assorted Poison Solids
Assorted Poison Solids
Benzene
Benzophenone,
Boric Acid
Calcium Chloride

Calcium Chloride Dihydrate
Calcium Hydroxide
Calcium Sulfate
Carbon-14
Celite
Chlorine
Chloroform
Copper powder
Copper Sulfate
Cupric Sulfate
Denatured Ethanol
Detergents
Dichloromethane
Diesel
Diethyl ether
Diethyl Sulfate
Dimethyl sulfoxide
Drierite
EDTA
Ethanol
Ethanol Denatured
Ethanol Undenatured
Ethanol, undenatured
Ethyl Acetate
Formaldehyde
Glycerol
Helium
Hexadecyl Trimethyl-Ammonium Bromide
Hexane
Hexanes
Hydrochloric Acid
Hydrogen
Hydrogen Chloride
Hydrogen-3
Iodine-125
Isopropanol
Lauryl sarcosine
Lauryl sulfate
Liquid Nitrogen
Lithium chloride
Magnesium chloride
Magnesium sulfate
Magnesium Sulfate Anhydrous
Magnesium Turnings
Maleic acid
Manganese chloride
Manganese Sulfate
Methanol
Methylene Chloride
Molecular Sieves-4A
MOPS/3-Morpholineopropanesulfonic Acid
n-Butanol
Nitric Acid
Nitric Acid-Fuming
Nitrogen
Nitrogen gas
Nitrogen, liquid
Phosphoric Acid
Phosphorous-32
Polvinyl Pyrrolidone
Potassium Acetate
Potassium Bicarbonate
Potassium Carbonate
Potassium Chloride
Potassium Hydroxide
Potassium Hydroxide Pellets
Potassium Phosphate Dibasic
Potassium Phosphate Dibasic Powder
Potassium Phosphate Monobasic
Potassium Phosphate Monobasic Crystal
Quinolinol
Sand
Silica Gel (60-200mesh)
Silicon oil
Sodium Acetate
Sodium Bicarbonate
Sodium Carbonate
Sodium Carbonate Monohydrate Crystal
Sodium Chloride
Sodium Citrate
Sodium Dodecyl Sulfate
Sodium Hydroxide
Sodium Phosphate
Sodium Phosphate Dibasic
Sodium Phosphate Monobasic
Sodium Sulfate Anhydrous
Sodium Sulfite
Sodium Thiosulfate,
Sulfur
Sulfur-35
Sulfuric Acid
Taurine
Tetrahydrofuran
Toluene
Trichloroacetic acid
Urea
White Light Mineral Oil
Zinc Sulfate